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                                                                    EXHIBIT 23.5

                   CONSENT OF MARSHALL & STEVENS INCORPORATED

    We hereby consent to the references to the opinion of our Firm and to the inclusion of the opinion in the Proxy Statement/Prospectus included in the Registration Statement filed by LTI Holdings, Inc. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ MARSHALL & STEVENS INCORPORATED